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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 2001, except for the third and fourth paragraphs of Note 1 and Note 2, as to which the date is April 20, 2001, in the Joint Proxy Statement of E-Stamp Corporation that is made part of Amendment No. 4 to the Registration Statement (Form S-4) and related Prospectus of E-Stamp Corporation for the registration of 38,500,000 shares of common stock.


                                          ERNST & YOUNG LLP

Palo Alto, California

August 9, 2001